UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

INNOVAQOR, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INNOVAQOR, inc.

400 South Australian Avenue

8th Floor

West Palm Beach, Florida 33401

(561) 421-1900

Notice of Action by Written Consent of

Stockholders to be Effective ________________, 2022

Dear Stockholder:

We are furnishing this notice and the accompanying Information Statement to the holders of shares of common stock of Innovaqor, Inc., a Nevada corporation (the “Company”), for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

The purpose of the Information Statement is to notify our stockholders that effective on ____________, 2022, the holder of 1,000 shares of Series A-1 Supermajority Voting Preferred Stock (the “Series A-1 Preferred Stock”), which votes with the Company’s common stock (representing 51% of the total voting power of the Company’s voting securities), approved by written consent in lieu of a special meeting of stockholders the following proposal, which had previously been approved and recommended to be approved by the stockholders, by the Board of Directors of the Company on _____________, 2022:

Proposal 1: To approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of our common stock from 325,000,000 to _____________ shares.

This notice and the accompanying Information Statement is first being mailed to our stockholders of record as of the close of business on _____________, 2022 on or about ______________, 2022. In accordance with Rule 14c-2 of the Exchange Act, the actions contemplated herein will not be effective until _______________, 2022, a date which is at least 20 calendar days after the date on which this notice and the accompanying Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the actions taken by the holders of a majority of the total voting power of the Company’s securities with regard to this specific matter.

This notice and the accompanying Information Statement is also available at www.innovaqor.com. This website also includes copies of our Form 10-12G/A filed with the Securities and Exchange Commission on September 7, 2022. Stockholders may request a copy of the Information Statement and such Form 10-12G/A by contacting our main office at (561) 421-1900.

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WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT

TO SEND US A PROXY

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN.

The corporate action is taken by consent of the holders of a majority of the voting capital stock, pursuant to Nevada law. Proxies are not being solicited because the holder of 51% of the total voting power of the Company’s securities holds more than enough shares to effect the proposed actions and has voted in favor of the proposal contained herein.

By Order of the Board of Directors

_______________, 2022
Sharon Hollis
Chief Executive Officer

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INNOVAQOR, inc.

400 South Australian Avenue

8th Floor

West Palm Beach, Florida 33401

(561) 421-1900

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being mailed on or about __________, 2022 to the holders of record at the close of business on __________, 2022 (the “Record Date”) of shares of the common stock of Innovaqor, Inc., a Nevada corporation (the “Company”), in connection with action taken by the holder of a majority of the Company’s voting capital stock with regard to the following proposal (the “Proposal”):

Proposal 1 – To approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of our common stock from 325,000,000,000 to _________________ shares.

Epizon Limited (“Epizon”) owns 1,000 shares of Series A-1 Supermajority Voting Preferred Stock (the “Series A-1 Preferred Stock”), which votes with the Company’s common stock. Such shares of Series A-1 Preferred Stock represent 51% of the total voting power of the Company’s voting securities. Epizon has executed a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”) approving the action described above. See “Security Ownership of Certain Beneficial Owners”.

The action described above, as approved pursuant to the Majority Stockholder Consent effective on ____________, 2022, had previously been approved by the Board of Directors of the Company on ____________, 2022, and recommended to be presented to the stockholders for approval by the Board of Directors on the same date.

Under Section 78.820 of the Nevada Revised Statutes, as amended (the “NRS”), and in accordance with the Bylaws of the Company, all activities requiring stockholder approval may be taken without a meeting by obtaining the written consent and approval of the holders holding at least a majority of the voting power of the Company. Because the holder that executed the Majority Stockholder Consent was entitled to cast votes sufficient to approve the Proposal on the Record Date, no action by the minority stockholders in connection with the Proposal is required.

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This Information Statement will be mailed on or about ___________, 2022 to stockholders of record as of the Record Date, and is being delivered to inform you of the corporate actions described hereunder before such actions take effect in accordance with Rule 14c-2 of the Exchange Act.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

The NRS does not provide for dissenters’ rights of appraisal to the Company’s stockholders in connection with the approval of the Proposal.

Voting Securities

As of the Record Date of this Information Statement, our voting securities consisted of (i) our common stock (the “Common Stock”), of which ______________ shares were outstanding, and (ii) our Series A-1 Preferred Stock, of which 1,000 shares were outstanding. Approval of the Proposal requires the affirmative consent of a majority of the total voting power of the Company’s securities issued and outstanding on the Record Date. The quorum necessary to conduct business of the stockholders consists of a majority of the total voting power of the Company’s securities issued and outstanding on the Record Date.

The holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of the Series A-1 Preferred Stock vote together with the holders of the Common Stock as a single class. On any matter presented to stockholders for their action or consideration at any stockholders’ meeting or by written consent in lieu of a meeting, the Series A-1 Preferred Stock, as a class, has the number of votes in the aggregate, equal to 51% of all votes entitled to be voted at any meeting of stockholders or action by written consent of stockholders.

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Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 31, 2022, information regarding beneficial ownership of our capital stock by:

●	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities;

●	Each of our executive officers;

●	Each of our directors; and

●	All of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including convertible securities, warrants and options that are convertible or exercisable within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares shown that they beneficially own, subject to community property laws where applicable. The address for each of our executive officers and directors is c/o InnovaQor, Inc., 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401.

Title of Class	Name of Beneficial Owner	No. of Shares of Class Owned		Percentage of Ownership (1)	Total Percentage of Voting Power (2)
Series A-1 Preferred Stock	Epizon Limited (3)	1,000		100%	51.0%

Common Stock	Sharon L. Hollis (4)	-		-	-

	Justin Doherty	-		-	-

	Gerard Dab (5)	-		-	-

	All Directors and Executive Officers as a Group (3 persons)	-	(6)	-%	-%

	Ithaca Scientific Ventures (7)	11,000,000		4.7%	2.3%

	Real Gauthier (8)	18,300,000		7.8%	3.8%

(1)	Based on 234,953,286 shares of Common Stock issued and outstanding as of March 31, 2022, and additional shares deemed to be outstanding as to a particular person, in accordance with applicable rules of the SEC. Beneficial ownership is determined in accordance with SEC rules to generally include shares of Common Stock subject to options or issuable upon conversion of convertible securities or exercise of warrants, and such shares are deemed outstanding for computing the percentage of the person holding such options, securities or warrants, but are not deemed outstanding for computing the percentage of any other person. This table assumes the Company has sufficient authorized shares of Common Stock available to permit the conversion of all outstanding convertible securities and the exercise of all outstanding warrants and options.

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(2)

The Company has two classes of voting securities, the Common Stock and the Series A-1 Preferred Stock. Each share of Common Stock has one vote. So long as one share of Series A-1 Preferred Stock is outstanding, the Series A-1 Preferred Stock has the number of votes, in the aggregate, equal to 51% of all votes of all classes of shares entitled to be voted at any stockholder meeting or action by written consent.

(3)

Epizon owns all of the issued and outstanding shares of Series A-1 Preferred Stock. The Series A-1 Preferred Stock is not convertible into Common Stock but holders of Series A-1 Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of Common Stock. Regardless of the number of shares of Series A-1 Preferred Stock outstanding and so long as at least one share of Series A-1 Preferred Stock is outstanding, the outstanding shares of Series A-1 Preferred Stock shall have the number of votes, in the aggregate, equal to 51% of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Epizon will be able to exercise control over all matters submitted for stockholder approval. Epizon’s address is Suite 104a, Saffrey Square, Bank Lane, P.O. Box N-9306, Nassau, Bahamas. All of the outstanding capital stock of Epizon is owned by The Shanoven Trust, of which P. Wilhelm F. Tooth serves as trustee. Seamus Lagan is the settlor and Mr. Lagan’s family are beneficiaries of The Shanoven Trust. Mr. Lagan is also the Chief Executive Officer of Rennova Health, Inc. (“Rennova”). Rennova owns 14,850 shares of Series B-1 Convertible Redeemable Preferred Stock (the “Series B-1 Preferred Stock”), which has no voting rights but is convertible into Common Stock under certain circumstances. As of March 31, 2022, the Series B-1 Preferred Stock was not convertible without the consent of Epizon, as the holder of the Series A-1 Preferred Stock. If it were converted, the shares held by Rennova would, as of March 31, 2022, be convertible into up to 4.99% of the then outstanding shares of Common Stock (due to the 4.99% ownership blocker in the terms of the Series B-1 Preferred Stock). Subsequent to March 31, 2022, the requirement for Epizon’s consent for conversion of the Series B-1 Preferred Stock and Series C-1 Preferred Stock has expired.

(4)

Sharon Hollis owns 25 shares of Series C-1 Convertible Redeemable Preferred Stock (the “Series C-1 Preferred Stock”). The Series C-1 Preferred Stock has no voting rights but is convertible into Common Stock under certain circumstances. As of March 31, 2022, the Series C-1 Preferred Stock was not convertible, the shares held by Ms. Hollis would, as of March 31, 2022, be convertible into 5000,000 shares of Common Stock. Subsequent to March 31, 2022, the requirement for Epizon’s consent for conversion of the Series B-1 Preferred Stock and the Series C-1 Preferred Stock has expired.

(5)	Gerard Dab owns 200 shares of Series C-1 Preferred Stock. The Series C-1 Preferred Stock has no voting rights but is convertible into Common Stock under certain circumstances. As of March 31, 2022, the Series C-1 Preferred Stock was not convertible without the consent of Epizon, as the holder of the Series A-1 Preferred Stock. If they were convertible, the shares held by Mr. Dab would, as of March 31, 2022, be convertible into up to 4.99% of the then outstanding shares of Common Stock (due to the 4.99% ownership blocker in the terms of the Series C-1 Preferred Stock). Subsequent to March 31, 2022, the requirement for Epizon’s consent for conversion of the Series B-1 Preferred Stock and Series C-1 Preferred Stock has expired. Michel Dab, Gerard Dab’s adult son, was Treasurer of the Company from December 15, 2008, until June 29, 2021. As of March 31, 2022, he owned 11,385,000 shares of Common Stock (or 4.8% of the outstanding shares).

(6)	Includes Ms. Hollis and Messrs. Doherty and Dab. Ms. Hollis and Mr. Dab also own 25 and 200 shares of Series C-1 Preferred Stock, respectively, as described in the above footnotes.

(7)	Ithaca Scientific Ventures’ address is 30 N. Gould St., Suite R, Sheridan, Wyoming 82801. Dr. Linda McHarg is the sole owner and control person of Ithaca Scientific Ventures. Dr. McHarg is married to Gerard Dab. Under Quebec law, Mr. Dab and Dr. McHarg are subject to the matrimonial regime of separation as to property. Each spouse remains the owner of his or her property and administers the property alone. As a result, Mr. Dab disclaims any beneficial interest in any securities owned by Ithaca Scientific Ventures or Dr. McHarg and Ithaca Scientific Ventures and Dr. McHarg similarly disclaim any beneficial interest in any securities owned by Mr. Dab.

(8)	Mr. Gauthier’s address is 180 Rue Saint Jacques, Montreal, Quebec H3J 2R5 Canada.

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PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION,

AS AMENDED

Our Board of Directors has unanimously approved an amendment to our Articles of Incorporation, as amended. It would increase the number of authorized shares of our Common Stock from 325,000,000 to ___________ shares. This amendment was also approved by the stockholders pursuant to the Majority Stockholder Consent. The amendment will be effected by the filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. As amended, Article III of our Articles of Incorporation would read as set forth in Exhibit A attached hereto (the “Amendment”).

The Company is currently authorized to issue an aggregate of 325,000,000 shares of Common Stock. As of October __, 2022, there were outstanding _____________ shares of Common Stock.

The number of shares outstanding does not include a significant number of shares of Common Stock issuable upon conversion of shares of our Series B-1 Preferred Stock or Series C-1 Preferred Stock. The terms of our Series B-1 Preferred Stock and Series C-1 Preferred Stock require the Company to have a sufficient number of authorized shares of Common Stock to accommodate all of the possible issuances in the event all of the shares of our preferred stock were converted. As of October __, 2022, our fully diluted number of shares of Common Stock (which includes the exercise or conversion of all rights to acquire shares of Common Stock) equaled ____________. Because the Company currently does not have sufficient shares of Common Stock available it is seeking to increase the authorized shares.

The increase in the number of authorized shares of Common Stock is also necessary to provide flexibility to issue shares for general corporate purposes that may be identified in the future including, but not limited to, raising additional equity capital through the issuance of shares of Common Stock, or preferred stock or debt or equity securities convertible or exercisable into shares of Common Stock, or in the case of Common Stock, adopting employee benefit plans and funding the acquisition of other companies. No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which our Common Stock is then listed or quoted. Examples of circumstances in which further stockholder authorization generally would be required for issuance of such additional shares include (a) transactions that would result in a change of control of the Company, and (b) adoption of, increases in shares available under, or material changes to equity compensation plans.

The Company may explore additional financing opportunities or strategic transactions that would require the issuance of additional shares of Common Stock, but no such plans are currently pending.

The Proposal would not affect the terms of the outstanding Common Stock or the rights of the holders of the Common Stock. The Company’s stockholders do not have preemptive rights with respect to our Common Stock. Should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. Therefore, additional issuances of Common Stock could have a dilutive effect on the earnings per share, voting power and share holdings of current stockholders. In addition, the issuance of additional Common Stock may cause the market price of our stock to decline.

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Anti−takeover Provisions

We do not intend that the Proposal be utilized as a type of anti−takeover device. However, this action could, under certain circumstances, have an anti−takeover effect. For example, in the event of a hostile attempt to acquire control of the Company, we could seek to impede the attempt by issuing shares of Common Stock, which would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. Further, we could issue additional shares in a manner that would impede the efforts of stockholders to elect directors other than those nominated by the then current Board of Directors. These potential effects of an increase in the number of authorized shares could limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or to elect directors of their choice. The following is a description of other anti−takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti−takeover consequences.

Any subsequent issuance of additional Company shares would increase the number of outstanding Company shares and would dilute the percentage ownership of existing stockholders. An increase in the authorized but unissued number of shares could also have possible anti-takeover effects. These authorized but unissued Company shares could (within the limits imposed by applicable law): (1) be issued in a transaction that the stockholders believe to be not desirable; or (2) be issued in one or more transactions that could make a change of control of the Company more difficult or costly, and therefore more unlikely. The additional authorized Company shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Company’s Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders. The Board of Directors is not aware of any effort by a third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise nor does the Company’s Board of Directors have any intention of using additional authorized Company shares to deter a change of control.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Certain provisions of Nevada law, our Articles of Incorporation and our Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

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Authorized but Unissued Preferred Stock

At the time of filing there is no existing obligation that involves the issuance of preferred stock or common stock (except upon conversion of outstanding shares of preferred stock).

Amending the Bylaws

Our Articles of Incorporation authorize the Board to make, alter, amend or repeal our Bylaws, subject to the power of the holders of stock having voting power to make, alter, amend or repeal the Bylaws made by the Board.

Special Meetings of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called at any time only by (i) the holders of 10% of the voting shares of the Company, (ii) the President or (iii) the Board of Directors or a majority thereof. No business may be transacted at any special meeting except as specified in the notice thereof.

Filling Vacancies

Our Bylaws provide that any vacancy on the Board of Directors, including vacancies created from an increase in the number of directors, may be filled by the Board of Directors, though less than a quorum, for the unexpected term. The Board of Directors has the full power to increase or decrease the number of directors from time to time without requiring a vote of the stockholders.

Board Action Without Meeting

Our Bylaws provide that the Board may take action without a meeting if all the members of the Board consent to the action in writing. Board action through consent allows the Board to make swift decisions, including in the event that a hostile takeover threatens current management.

Voting

Our shares of Series A-1 Preferred Stock have majority voting rights which means they represent 51% of the voting rights of all classes of shares combined. As the owner of the Series A-1 Preferred Stock, Epizon will be able to exercise control over all matters submitted for stockholder approval.

Authorized but Unissued Shares

InnovaQor’s authorized but unissued shares of common stock and preferred stock will be available for future issuance. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of InnovaQor by means of a proxy contest, tender offer, merger or otherwise.

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State Anti-Takeover Statutes

The NRS generally prohibits a Nevada corporation with 200 or more stockholders of record and with a class of voting shares registered under Section 12 of the Exchange Act from engaging in a combination, referred to as a variety of transactions, including mergers, combinations, asset sales, issuances of stock and other actions resulting in a financial benefit to the Interested Stockholder, with an “Interested Stockholder” referred to generally as a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares, for a period of two years following the date that such person became an Interested Stockholder unless the board of directors of the corporation first approved either the combination or the transaction that resulted in the stockholder’s becoming an Interested Stockholder. If this approval is not obtained, the combination may be consummated after the three year period expires if either (a) (1) the board of directors of the corporation approved the combination or the purchase of the shares by the Interested Stockholder before the date that the person became an Interested Stockholder, (2) the transaction by which the person became an Interested Stockholder was approved by the board of directors of the corporation before the person became an Interested Stockholder, or (3) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the Interested Stockholder at a meeting called no earlier than two years after the date the Interested Stockholder became such; or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common stock and holders of any other class or series of shares meets the minimum requirements set forth in NRS Sections 78.441 through 78.443, and prior to the consummation of the combination, except in limited circumstances, the Interested Stockholder would not have become the beneficial owner of additional voting shares of the corporation.

A Nevada corporation may adopt an amendment to its articles of incorporation expressly electing not to be governed by these sections of the NRS, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote; provided, however, such vote by disinterested stockholders is not required to the extent the Nevada corporation is not subject to such provisions. Such an amendment to the articles of incorporation does not become effective until 18 months after the vote of the disinterested stockholders and does not apply to any combination with an Interested Stockholder whose date of acquiring shares is on or before the effective date of the amendment.

Because the Company has not adopted a provision in its articles in which it elects not to be governed by the sections of the NRS relating to business combinations, the statute applies to combinations involving the Company.

Control Share Acquisitions

The NRS limits the acquisition of a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of whom have Nevada addresses appearing on the corporation’s stock ledger, and that does business in Nevada directly or indirectly through an affiliated corporation. Pursuant to the NRS, an acquiring person who acquires a controlling interest in an issuing corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special or annual meeting of the stockholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares.

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Under the NRS, a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of the voting power of the issuing corporation in the election of directors. Outstanding voting shares of an issuing corporation that an acquiring person (i) acquires or offers to acquire in an acquisition and (ii) acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person are referred to as “control shares.”

The control share provisions of the NRS do not apply if the corporation opts out of such provisions in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person. The Company has not opted out of these provisions of the NRS.

Interest of Certain Persons in Opposition to Matters to be Acted Upon

No officer or director has any substantial interest in the Proposal other than in their roles as an officer or director and their ownership of securities issued by the Company.

Householding

Regulations regarding the delivery of copies of information statements to stockholders permit us, banks, brokerage firms and other nominees to send one information statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate information statement, we will promptly deliver a separate copy to such stockholder that contacts us by mail at Innovaqor, Inc., 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401 or by telephone at (561) 421-1900. Any stockholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of Common Stock, Series B-1 Preferred Stock, or Series C-1 Preferred Stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

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Where You Can Obtain Additional Information

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Amendment No. 1 to Registration Statement on Form 10-12G/A, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review such filing together with any subsequent information we have filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Innovaqor, Inc., 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401, (561) 421-1900.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede some of this information. The document we incorporate by reference is:

●	Amendment No. 1 to Registration Statement or Form 10-12G/A, filed with the SEC on September 7, 2022.

We will provide to each person, including any beneficial owner, to whom an Information Statement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this Information Statement but not delivered with this Information Statement. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Corporate Secretary, Innovaqor, Inc., 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401, telephone number (561) 421-1900. We maintain a website at http://www.innovaqor.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of this Information Statement.

Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in our proxy statement in connection with our next annual meeting have to submit their proposals so that they were received by the Company’s Chief Executive Officer at our principal executive offices, 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401, a reasonable time before we print and send our proxy materials for the annual meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

For any proposal that is not submitted for inclusion in our next proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at our next annual meeting (including director nominations or other proposals), the proposal must be submitted to the Company’s Chief Executive Officer at our principal executive offices, 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401, a reasonable time before we print and send our proxy materials for the annual meeting. Even if a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

Innovaqor, Inc.

By Order of the Board of Directors

Date: ______________, 2022	By:
Sharon Hollis
Chief Executive Officer

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EXHIBIT A

FORM OF

ARTICLE III
OF
THE ARTICLES OF INCORPORATION

OF

innovaqor, INC.
AS PROPOSED TO BE AMENDED BY THE PROPOSAL

ARTICLE III

(A) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is _________ (_____) shares, comprised of ______________ (____________) shares of Common Stock, with a par value of $0.00001 per share (the “Common Stock”), and Twenty-Five Million (25,000,000) shares of Preferred Stock, with a par value of $0.00001 per share (the “Preferred Stock”). Subject to the preferential rights of the Preferred Stock and such restrictions as may be imposed by debtholders of the Corporation and its subsidiaries, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

(B) The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions hereof, to provide for the issuance of all or any shares of any wholly unissued series of Preferred Stock, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to specify the number of shares of each such series and to authorize and increase or decrease in such number of shares and the right to provide that the shares of each such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with the laws of Nevada in force from time to time. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that are fixed and those that may be fixed with respect to any shares of the Preferred Stock.

(C) Of the authorized shares of Preferred Stock, the following series have been duly authorized, with such designations, references, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as set forth in their respective Certificates of Amendment:

1,000 shares of Series A-1 Supermajority Voting Preferred Stock;

25,000 shares of Series B-1, Convertible Redeemable Preferred Stock, and

2,000 shares of Series C-1 Convertible Redeemable Preferred Stock.

No other series or shares of Preferred Stock are currently authorized or outstanding, including, without limitation, any Series A Cumulative Preferred Stock, Series A Supermajority Voting Preferred Stock, Series B Convertible Redeemable Preferred Stock or Series C Convertible Redeemable Preferred Stock.

A-1